EXHIBIT 4.3.7
                                AMENDMENT NO. 6

                                       TO

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

      AMENDMENT NO.6 to the Amended and Restated Registration Rights Agreement, dated as of March 27, 2000 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), FFT PARTNERS I, L.P., a Delaware limited partnership, FFT EXECUTIVE PARTNERS I, L.P., a Delaware limited partnership (together with FFT Partners I, L.P., "FFT Partners"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("WCAS CP III") and the several other purchasers named in Annex I hereto (such purchasers, WCAS VII, FFT Partners and WCAS CP III being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers"), amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998, as amended, among the Company and the several signatories thereto (the "Registration Rights Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") among the Company and the several other parties named therein.

      On the date hereof, the Company and the Purchasers are consummating the transactions contemplated by the Securities Purchase Agreement pursuant to which the Company has agreed to sell to the Purchasers (other than WCAS CP III) an aggregate 20,000 shares of the Company's Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock") and has agreed to sell to WCAS CP III an aggregate 1,500,000 shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock").

      It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the parties hereto execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

      1. Each Purchaser is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Restricted Stock" (with respect to the shares of Class A Common Stock and Series C Preferred Stock purchased by such individual pursuant to the Securities Purchase Agreement and the Class A Common Stock issued upon the conversion of the Series C Preferred Stock) as set forth in the Registration Rights Agreement.

      2. The Registration Rights Agreement as amended by this Amendment, is hereby in all respects confirmed.

      3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                UNITED SURGICAL PARTNERS
                                                INTERNATIONAL, INC.

                                                By /s/ DONALD STEEN
                                                       Donald Steen
                                                       Chief Executive Officer

WELSH, CARSON, ANDERSON
 & STOWE VII, L.P.

By: WCAS VII Partners L.P.
General Partner


By: /s/ JONATHAN M. RATHER
Jonathan M. Rather
General Partner

WCAS CAPITAL PARTNERS III, L.P.

By: WCAS CP III Associates, L.L.C.
General Partner

By: /s/ JONATHAN M. RATHER
Jonathan M. Rather
Attorney-in-Fact


WCAS HEALTHCARE PARTNERS, L.P.

By: WCAS HC Partners
General Partner

By: /s/ JONATHAN M. RATHER
Jonathan M. Rather
Attorney-in-Fact

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Rudolph E. Rupert
D. Scott Mackesy
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally
Sanjay Swani
Sean Traynor


/s/ JONATHAN M. RATHER
Jonathan M. Rather
Attorney-in-Fact


/s/ LAUREN MELKUS
Lauren Melkus

/s/ JONATHAN M. RATHER
Jonathan M. Rather

FFT PARTNERS I, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By:/s/ CARLOS A. FERRER
Name:  Carlos A. Ferrer
Title: General Partner



FFT EXECUTIVE PARTNERS I, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By:/s/ CARLOS A. FERRER
Name:  Carlos A. Ferrer
Title: General Partner